CUSIP No. 65345N106	SCHEDULE 13G/A	Page 10 of 10 Pages

EXHIBIT 1

JOINT FILING AGREEMENT

PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing Amendment No. 1 to the statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to the statement on Schedule 13G, as amended by this Amendment No. 1, shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

Dated: February 13, 2024

OSI CAPITAL MANAGEMENT LLC

By: /s/ Edward Neil Halliday
Name: Edward Neil Halliday
Title: Manager

BLACK FEATHERS, L.P. (F/K/A WOCAP GLOBAL OPPORTUNITY INVESTMENT PARTNERS, L.P.)

By: OSI CAPITAL MANAGEMENT LLC,

its General Partner

By: /s/ Edward Neil Halliday

Name: Edward Neil Halliday

Title: Manager

/s/ Edward Neil Halliday
Edward Neil Halliday

/s/ Tivin Turchiaro
Tivin Turchiaro

/s/ Roderick M. Forrest
Roderick M. Forrest